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                                                                      EXHIBIT 23



                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements pertaining to the 1992 Incentive Stock Plan (Form S-8 No. 33-58564), the Employee Stock Purchase Plan (Form S-8 No. 33-87062) and the resale of shares of common stock by certain stockholders (Form S-3, No. 33-59413) of Newport Corporation of our report dated February 21, 1997, with respect to the consolidated financial statements and schedule of Newport Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996.



                                              ERNST & YOUNG LLP


Orange County, California
March 28, 1997